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                                                                    Exhibit 23.1


                                                       Borden Ladner Gervais LLP
                                            Lawyers o Patent & Trade-mark Agents
                                                          1200 Waterfront Centre
                                              200 Burrard Street, P.O. Box 48600
                                                 Vancouver, B.C., Canada V7X 1T2
                                     tel: (604) 687-5744     fax: (604) 687-1415
                                                               www.blgcanada.com


[BLG LOGO]                                                      January 27, 2004




                             TO WHOM IT MAY CONCERN

         We hereby consent to the inclusion of our tax opinion in the Notice of Extraordinary General Meeting and Management Information Circular of Pivotal Corporation ("Pivotal") under the heading "Income Tax Considerations" filed as
Exhibit 99.1 to the Form 8-K of Pivotal dated January 27, 2004 and incorporated by reference into the Registration Statements of Pivotal on Form S-8 (No. 333-42460, 333-39922, 333-93607). In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                                   Yours truly,

                                                   /s/ Borden Ladner Gervais LLP








Borden Ladner Gervais LLP is an Ontario Limited Liability Partnership